Exhibit 99.1

comScore, Inc. Reports Fourth Quarter and Full Year 2014 Results

Strong Performance Reflects Continued Business Momentum
RESTON, VA - February 12, 2015 - comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the fourth quarter and full year 2014.
Fourth Quarter and Full Year 2014
comScore achieved record quarterly revenue of $90.1 million, an increase of 18% compared to the fourth quarter of 2013. GAAP loss before income taxes was $6.0 million, which reflects an impairment charge of $2.8 million related to our Mobile Operator Analytics Division and other non-cash expenses. GAAP net loss was $2.7 million, or $0.08 per basic and diluted share.
Fourth quarter 2014 results and metrics compared to 2013 on a proforma basis* were as follows:

•	Revenue of $89.1 million, up 19% from a year ago.

•	Adjusted EBITDA of $21.1 million, up 16% from a year ago.

•	Adjusted EBITDA margin was 24% of revenue, unchanged from a year ago.
Full year 2014 results and metrics compared to 2013 on a proforma basis* were as follows:

•	Revenue of $325.2 million, up 18% from a year ago.

•	Adjusted EBITDA of $75.9 million, up 24% from a year ago.

•	Adjusted EBITDA margin was 23% of revenue, up 105 basis points from a year ago.

Serge Matta, comScore's chief executive officer, said, "We had a great year.  comScore’s strong performance continued through the fourth quarter, and our record revenue and adjusted EBITDA achievements for fiscal year 2014 speak for themselves. Our strong momentum has continued in 2015 and we are expanding our Google partnership by extending the availability of vCE in DoubleClick globally, and by bringing vCE in DoubleClick to mobile in the United States.  Our strategic partnerships with Google, Yahoo and Pandora are all live and have already begun to deliver results.  I am also very excited that we entered into a long-term strategic partnership with WPP/Kantar to bring cross-media audience and campaign measurement to markets outside the US, in places where these solutions have not been available or attainable."
Fourth Quarter 2014 Supplemental Financial and Business Information
(dollars in millions)
(unaudited)

	Pro Forma 4Q14*	Pro Forma 4Q13*	Change
Subscription Revenue	$81.0	$66.7	21.4%
Project Revenue	$8.1	$8.1	—%
Existing Customer Revenue	$82.4	$67.8	21.5%
New Customer Revenue	$6.7	$7.0	(4.3)%
International Revenue	$25.4	$21.8	16.5%
Customer Count	2,545	2,364	7.7%

* comScore classified its Mobile Operator Analytics Division as held for sale in the fourth quarter of 2014 and divested its Non-Health Copy Testing and Configuration Manager products in March 2013. All year-to-date 2014 and 2013 pro forma growth rates included in the foregoing reflect adjustments to exclude the company's Non-Health Copy Testing and Configuration Manager products and Mobile Operator Analytics Division for the purposes of consistent presentation and are based on management's estimates of the revenue and results of operations of such products and divisions. See Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, non-GAAP Income and Adjusted EBITDA set forth in the attachment to this press release.

Financial Outlook
comScore's expectations for the first quarter of 2015 are outlined in the table below. All amounts indicated expressly exclude the anticipated effects of comScore's Mobile Operator Analytics Division.

GAAP revenue*	$84.0 million to $88.0 million

GAAP (loss) before income taxes*	($15.3) million to ($10.0) million

Adjusted EBITDA**	$17.5 million to $20.3 million
comScore's expectations for full year 2015 are outlined in the table below. All amounts indicated expressly exclude the anticipated effects of comScore's mobile operator analytics division.

GAAP revenue*	$366.0 million to $379.0 million

GAAP (loss) / income before income taxes*	($10.9) million to $4.5 million

Adjusted EBITDA**	$82.5 million to $93.5 million

*	Assumes divestiture of Mobile Operator Analytics Division during the first quarter of 2015
**	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.
Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income (loss) on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP Income (loss) before income taxes from continuing operations is set forth in the attachment to this press release.
Given the discussion herein regarding our non-health copy testing and configuration manager products, which we disposed of in 2013, we are also providing Non-GAAP pro forma revenue and pro forma Adjusted EBITDA reconciliations for the corresponding prior periods that exclude this business in the attachments to this press release.
Conference Call Information
Management will provide commentary on the company's results in a conference call on Thursday, February 12th at 8:30 a.m. ET.
The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 888-679-8035, Pass code 77489459
(International) 617-213-4848, Pass code 77489459
Replay Number: 888-286-8010, Pass code 99494252
(International) 617-801-6888, Pass code 99494252
Webcast (live and replay): http://ir.comscore.com/events.cfm

About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in digital measurement and analytics, delivering insights on web, mobile and TV consumer behavior that enable clients to maximize the value of their digital investments. For more information, please visit www.comscore.com/companyinfo.

Non-GAAP Financial Measures
comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore's performance, as it excludes non-cash and other charges that many investors believe may obscure comScore's on-going operating results.
For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of intangible assets, impairment of marketable securities, costs from acquisitions, restructurings and other infrequently occurring items, non-cash deferred tax provision and litigation and related settlement costs. comScore reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share. Year to date 2013 Non-GAAP pro forma revenue excludes the estimated effects of revenue generated from non-health copy testing and configuration manager products. Year to date 2013 adjusted pro forma EBITDA also excludes the estimated effects of operations related to Non-Health Copy Testing and Configuration Manager products.
The company believes that excluding certain costs from non-GAAP net income, non-GAAP EPS, and adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings. In addition, the company believes that adjusting for the pro forma effect of the sale of the company's non-health copy testing products in March 2013 promotes better comparability of the company's financial statements.
Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. comScore bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.
Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore's expectations as to adoption of products and services by customers, including vCE; expectations regarding continued growth of its customer base; expectations as to the company's strategy, market position, growth in revenue and margin expansion, impact and financial benefits of certain products, including vCE; expectations as to new product releases; expectations as to comScore's performance with respect to and the benefits of comScore’s partnerships, including those with Google and WPP/Kantar; expectations regarding the strategic and financial benefits of certain strategic transactions with WPP/Kantar: expectations regarding the disposal or discontinuation of comScore's Mobile Operator operations, including the related financial effects thereof; expectations and forecasts of future financial performance, including related growth rates and components thereof; and assumptions related to growth for the first quarter and full year of 2015 and beyond. These statements involve risks and uncertainties that could cause comScore's actual results to differ materially, including, but not limited to: comScore's ability to generate strong revenue and margin growth in future periods; comScore's ability to sell new or additional products and attract new customers; comScore's ability to develop new products; comScore's ability to sell additional subscription-based products to customers; comScore’s dependence on key partnership arrangements comScore's ability to sell additional products and services to existing customers; comScore's ability to successfully dispose of its Mobile Operator operations; and the volatility of quarterly results and expectations.
For a detailed discussion of these and other risk factors, please refer to comScore's Annual Report on Form 10-K for the year ended December 31, 2013, comScore's most recent Quarterly Report on Form 10-Q and other filings comScore makes from time to time with the Securities and Exchange Commission (the “SEC”), which are available on the SEC's Web site ( http://www.sec.gov ).

Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Contact:
Melvin Wesley, III
Chief Financial Officer
comScore, Inc.
(703) 438-2305
mwesley@comscore.com

comScore, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenue	$90,103	$76,495	$329,151	$286,860
Cost of revenue (excludes amortization of intangible assets) (1)	26,303	24,196	97,467	89,963
Selling and marketing (1)	24,734	25,743	103,525	99,947
Research and development (1)	21,172	10,558	60,364	41,025
General and administrative (1)	19,971	13,707	62,923	46,449
Amortization of intangible assets	1,444	1,914	7,230	7,957
Impairment of intangible assets	2,780	—	9,722	—
Gain on asset disposition	—	—	—	(214)
Settlement of litigation, net	(80)	(200)	2,700	(1,360)
Total expenses from operations	96,324	75,918	343,931	283,767
Income (loss) from operations	(6,221)	577	(14,780)	3,093
Interest and other expense, net	(358)	(368)	(1,247)	(938)
Gain (loss) from foreign currency	556	103	809	(62)
Income (loss) before income tax provision	(6,023)	312	(15,218)	2,093
Income tax (provision) benefit	3,363	(142)	5,315	(4,426)
Net (loss) income	$(2,660)	$170	$(9,903)	$(2,333)
Net (loss) income per common share:
Basic	$(0.08)	$0.00	$(0.29)	$(0.07)
Diluted	$(0.08)	$0.00	$(0.29)	$(0.07)
Weighted-average number of shares used in per share calculation - common stock:
Basic	33,649,201	35,487,041	33,689,660	34,443,126
Diluted	33,649,201	35,770,458	33,689,660	34,443,126

(1) Amortization of stock-based compensation is included in the line items above as follows:
Cost of revenue	$1,336	$911	$4,007	$3,346
Selling and marketing	$1,587	$2,543	$10,778	$11,062
Research and development	$2,030	$858	$4,610	$3,021
General and administrative	$10,578	$3,335	$22,578	$9,606

comScore, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31, 2014	December 31, 2013
	(Unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$43,015	$67,795
Accounts receivable, net of allowances of $2,079 and $1,667, respectively	98,185	90,040
Prepaid expenses and other current assets	11,015	10,162
Deferred tax assets	20,976	10,802
Assets held for sale	5,692	—
Total current assets	178,883	178,799
Property and equipment, net	42,365	37,995
Other non-current assets	1,017	1,123
Long-term deferred tax assets	12,369	9,244
Intangible assets, net	15,793	32,938
Goodwill	103,525	103,314
Total assets	$353,952	$363,413
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,421	$3,378
Accrued expenses	37,212	33,472
Deferred revenue	92,013	86,607
Deferred rent	1,738	1,155
Deferred tax liabilities	—	10
Capital lease obligations	13,353	10,351
Liabilities held for sale	3,873	—
Total current liabilities	151,610	134,973
Deferred rent, long-term	9,738	11,747
Deferred revenue, long-term	2,063	2,859
Deferred tax liabilities, long-term	1,182	595
Capital lease obligations, long-term	13,072	13,330
Other long-term liabilities	1,022	1,107
Total liabilities	178,687	164,611
Commitments and contingencies
Stockholders’ equity:
Common stock	36	36
Additional paid-in capital	324,176	293,322
Accumulated other comprehensive income	(5,591)	1,726
Accumulated deficit	(93,076)	(83,173)
Treasury stock	(50,280)	(13,109)
Total stockholders’ equity	175,265	198,802
Total liabilities and stockholders’ equity	$353,952	$363,413

* Information derived from the audited Consolidated Financial Statements

comScore, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Twelve Months Ended December 31,
	2014	2013
	(unaudited)
Operating activities:
Net loss	$(9,903)	$(2,333)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	17,983	16,777
Amortization of intangible assets	7,230	7,957
Impairment of intangible assets	9,722	—
Provision for bad debts	2,576	1,248
Stock-based compensation	41,973	27,035
Amortization of deferred rent	(1,414)	(340)
Deferred tax (benefit) provision	(13,190)	2,381
Gain on asset disposition	75	(267)
Changes in operating assets and liabilities:
Accounts receivable	(16,705)	(22,560)
Prepaid expenses and other current assets	(3,089)	(712)
Accounts payable, accrued expenses, and other liabilities	5,085	5,672
Deferred revenue	9,118	7,364
Deferred rent	36	2,352
Net cash provided by operating activities	49,497	44,574
Investing activities:
Acquisitions, net of cash acquired	(3,896)	—
Proceeds from asset disposition, net	—	160
Purchase of property and equipment	(7,649)	(4,597)
Net cash used in investing activities	(11,545)	(4,437)
Financing activities:
Proceeds from the exercise of common stock options	108	227
Repurchase of common stock (withholding taxes)	(15,712)	(9,312)
Repurchase of common stock (treasury shares)	(37,171)	(13,109)
Excess tax benefits from stock based compensation	5,757	—
Principal payments on capital lease obligations	(12,081)	(10,212)
Proceeds from financing arrangements	—	3,985
Principal payments on financing arrangements	—	(3,985)
Debt issuance costs	—	(479)
Net cash used in financing activities	(59,099)	(32,885)
Effect of exchange rate changes on cash	(3,633)	(1,221)
Net (decrease) increase in cash and cash equivalents	(24,780)	6,031
Cash and cash equivalents at beginning of period	67,795	61,764
Cash and cash equivalents at end of period	$43,015	$67,795

Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, Non-GAAP Net Income and Adjusted EBITDA
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Revenue	$90,103	$76,495	$329,151	$286,860
Adjustment to exclude non-Health Copy-Testing and Configuration Manager products	—	—	—	(1,330)
Adjustment to exclude Mobile Operator Analytics products	$(987)	$(1,681)	$(4,001)	$(10,608)
Non-GAAP Revenue (1)	$89,116	$74,814	$325,150	$274,922

Income (loss) before income taxes	$(6,023)	$312	$(15,218)	$2,093
Deferred tax benefit (provision)	$7,077	$513	$13,190	$(2,381)
Current tax provision	(3,714)	(655)	(7,875)	(2,045)
Net loss	(2,660)	170	(9,903)	(2,333)
Amortization of intangible assets	1,444	1,914	7,230	7,957
Impairment of intangible assets	2,780	—	9,722	—
Stock-based compensation	15,531	7,647	41,973	27,035
Costs related to acquisitions, restructuring and other infrequently occurring items	1,151	2,424	5,584	7,015
Settlement of litigation, net	(80)	(200)	2,700	(1,360)
Gain on asset disposition	—	—	—	(214)
Adjustment to exclude non-Health Copy-Testing and Configuration Manager products	—	—	—	(170)
Adjustment to exclude Mobile Operator Analytics products	1,118	1,124	4,637	1,181
Non-cash portion of current tax provision related to excess tax benefits from stock based compensation (2)	3,528	—	5,757	—
Deferred tax (benefit) provision	(7,077)	(513)	(13,190)	2,381
Non-GAAP net income (1)	15,735	12,566	54,510	41,492
Current tax provision, excluding non-cash portion	186	655	2,118	2,045
Depreciation	4,798	4,657	17,983	16,777
Interest and other expense, net	358	368	1,247	938
Adjusted EBITDA (1)	$21,077	$18,246	$75,858	$61,252
Adjusted EBITDA margin (%)	24%	24%	23%	22%

EPS (diluted)	$(0.08)	$0.00	$(0.29)	$(0.07)
Non-GAAP EPS (diluted)	$0.45	$0.35	$1.57	$1.16

Weighted - average number of shares used in per share calculation - common stock

GAAP EPS (diluted)	33,649,201	35,770,458	33,689,660	34,443,126
Non-GAAP EPS (diluted)	34,597,347	35,923,026	34,698,175	35,920,398

(1) comScore classified its Mobile Operator Analytics Division as held for sale in the fourth quarter of 2014. comScore divested its Non-Health Copy Testing and Configuration Manager Products in March 2013. All year-to-date 2014 and 2013 amounts include adjustments to exclude Non-Health Copy Testing and Configuration Manager products and Mobile Operator Analytics Division and are based on management’s estimates of the revenue and results of operations of such products and divisions.

(2) Included in the tax provision for the year ended December 31, 2014 was $5.8 million of non-cash current tax expense related to excess tax benefits from stock based compensation.

Reconciliation of GAAP Operating Cash Flow to Free Cash Flow
(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Net cash provided by operating activities	$7,477	$5,762	$49,497	$44,574
Purchase of property and equipment	(1,087)	(1,037)	(7,649)	(4,597)
Free cash flow	$6,390	$4,725	$41,848	$39,977

Revenue and Reconciliation of Income before Income Taxes to Adjusted EBITDA (Guidance)
(dollars in thousands)
Forecasted amounts for the three and twelve month periods ending December 31, 2015 are based on the mid-points of the range of guidance provided herein (1)

	Three Months Ended March 31,		Full Year December 31,
	2015 (1)	2014 (1)	2015 (1)	2014 (1)
	(unaudited)		(unaudited)

Revenue	$86,000 (1)	$75,971 (1)	$372,500 (1)	$325,150	(1)

Income before income taxes	(12,600)	1,577	(3,200)	1,120
Amortization of intangible assets	1,300	1,524	6,000	5,937
Stock-based compensation	22,900	7,110	53,200	41,677
Costs related to acquisitions, restructuring and other infrequently occurring items	2,000	2,611	10,000	5,584
Settlement of litigation, net	(100)	—	(800)	2,700
Gain on ARS disposition	—	(80)	—	—
Depreciation	5,000	4,087	21,100	17,599
Interest and other expense, net	400	201	1,700	1,241
Adjusted EBITDA	$18,900 (1)	$17,030 (1)	$88,000 (1)	$75,858	(1)
Adjusted EBITDA margin (%)	22%	22%	24%	23%

(1) The three and twelve month periods ending December 31, 2015 and 2014 have been adjusted to exclude the results of operations from the Mobile Operator Analytics Division.

GAAP pre-tax Reconciliation of Revenue and Adjusted EBITDA to Pro Forma Revenue and Pro Forma Adjusted EBITDA (Guidance) (1)
(dollars in thousands)

	Three Months Ended March 31,
	2015			2014
	(unaudited)
	Pre-Adjusted	Adjustment to Exclude Mobile Operator Analytics Division (1)	Pro Forma	As Reported	Adjustment to Exclude Mobile Operator Analytics Division (1)	Pro Forma

Revenue	$86,500	(500)	$86,000	$76,899	(928)	$75,971
Adjusted EBITDA(2)	$17,400	1,500	$18,900	$15,435	1,595	$17,030
Adjusted EBITDA margin (%)	20%	(300)%	22%	20%	(172)%	22%

	Twelve Months Ended December 31,
	2015			2014
	(unaudited)
	Pre-Adjusted	Adjustment to Exclude Mobile Operator Analytics Division (1)	Pro Forma	Pre-Adjusted	Adjustment to Exclude Mobile Operator Analytics Division (1)	Pro Forma

Revenue	$376,000	(3,500)	$372,500	$329,151	(4,001)	$325,150
Adjusted EBITDA(2)	$83,200	4,800	$88,000	$71,221	4,637	$75,858
Adjusted EBITDA margin (%)	22%	(137)%	24%	22%	(116)%	23%

(1) Pro forma revenue and pro forma Adjusted EBTIDA are adjusted to exclude the company’s Mobile Operator Analytics Division.
(2) See reconciliation of Adjusted EBITDA.

Reconciliation of GAAP Loss Before Income Taxes to Pro Forma Income Before Income Taxes, excluding the Impairment Charge

	Three months ended December 31,	Twelve months ended December 31,
	2014	2014

GAAP loss before income taxes	$(6,023)	$(15,218)
Impairment charge	2,780	9,722
Pro Forma loss before income taxes, excluding the impairment charge	$(3,243)	$(5,496)